ROBERT B. MURRAY
REGISTERED GEOLOGIST
1612 E. 43rd Avenue
Eugene, OR 97405-4408
(541) 344-4457
robert.b.murray@comcast.net

March 1, 2010

Consent of Author

Goldrich Mining Company
3412 Lincoln Drive
Spokane, Washington 99203

United States Securities and Exchange Commission

I, Robert B. Murray, contract geologist and president of Kingegan Mining, co-authored the Technical Report "Evaluation of the Chandalar, Alaska Mining Property" dated April 15, 2009 (the "Report"). The Report was produced by myself, James Barker, and Jeffery O. Keener for Goldrich Mining Company (the "Company").

I hereby consent to the filing of the Reports with the Registration Statement of the Company on Form 10K filed on or around March 30, 2010, and to the use of and references to the subject matter of the Reports contained therein. I also consent to the use of my name in the 10K in regard to preparation of the Reports.

Dated: March 1, 2010

Robert B. Murray


REGISTERED PROFESSIONAL
OREGON
ROBERT B. MURRAY
G965
GEOLOGIST

Robert B. Murray
President, Kingegan Mining
B.S., M.S., Oregon Professional Geologist
#G0965